Exhibit 99.1



          NGP Capital Resources Company Announces Portfolio Investment



    HOUSTON--(BUSINESS WIRE)--Aug. 22, 2006--NGP Capital Resources Company (NASDAQ:NGPC):

    Update on Investment Activity

    NGP Capital Resources Company (NASDAQ:NGPC) today announced that it has closed a $15 million Senior Secured Credit Facility (the "Facility") with BSR Alto, LLC ("BSR Alto"), a private Texas based oil and gas producer. NGPC acted as agent and sole lender for the Facility. Initial availability under the Facility is $8 million, with approximately $1.3 million funded at closing. The Facility is secured by first liens on substantially all of BSR Alto's properties and is structured as a three year multiple-advance term loan.
    Additionally, as partial consideration for providing the Facility, NGPC received warrants in BSR Alto and an overriding royalty interest in its properties. Proceeds from the Facility will be used by BSR Alto to acquire and develop oil and gas assets located in East Texas.
    Following these transactions, NGPC has committed and made available for funding an approximate total of $211 million to twelve portfolio companies, with approximately $173 million currently outstanding.

    About NGP Capital Resources Company

    NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management. NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $3.6 billion of cumulative capital under management since inception, serving all sectors of the energy industry.
    This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.
    We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
    Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.



    CONTACT: NGP Capital Resources Company, Houston
             Investment Contact:
             Richard Bernardy, 713-752-0062
             rbernardy@ngpcrc.com
             or
             Kelly Plato, 713-752-0062
             kplato@ngpcrc.com
             or
             Investor Relations Contact:
             Steve Gardner, 713-752-0062
             investor_relations@ngpcrc.com